UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 28, 2009

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                   001-13835                                  39-1661164
 (State or Other Jurisdiction     (Commission file Number)    (IRS Employer
       of  Incorporation)                                                           Identification No.)

    50 Lakeview Parkway, Suite 111, Vernon Hills, IL                               60061
(Address of Principal Executive Offices)                                             (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2009, the Registrant and Craig S. Taylor, Ph.D. agreed to the terms of his employment as President and CEO, and a member of the Registrant’s Board of Directors (the “Board”).  Dr. Taylor’s employment will commence on September 1, 2009, as will his appointment as the President and CEO and as a director.

Dr. Taylor will receive a base salary of $250,000 per annum plus a bonus of up to 50% of his base salary, as determined by the compensation committee of the Board, which bonus, if any, may be paid either in cash or a combination of cash and stock.  Dr. Taylor’s base salary and bonus will be pro-rated for the remainder of 2009.

Dr. Taylor will be granted a stock option to purchase shares equal to 4.0% of the Registrant’s issued and outstanding common stock at an exercise price equal to the closing price of the Registrant’s common stock on the over-the-counter market on September 1, 2009 (the first day of his employment).  The option will vest in one-third installments on September 1, 2010, 2011 and 2012 (the first, second and third anniversaries of the commencement of Dr. Taylor’s employment).  The Registrant has agreed to adjust Dr. Taylor’s stock options to maintain his ability to purchase 4.0% of the issued and outstanding common stock in the event that Dr. Taylor’s options are diluted by shares that are issued or issuable as a result of securities sold in any fund raising by the Registrant during 2009.

Dr. Taylor is an accomplished healthcare executive with a broad range of leadership experience including the following areas: diagnostic and drug development, alliance management, licensing and project management.  Dr. Taylor was working as a management consultant prior to employment at the Registrant, and also worked as a management consultant from 1994 to 1996.  He was the CEO of a small private biotech company from 2007 to 2008.  Prior to his tenure at Adams Street Partners, LLC where he was Partner, Direct Venture Capital Investments from 2000 to 2006, Dr. Taylor served as Associate Director of Business development for G.D. Searle (now part of Pfizer) from 1996 to 2000.  Prior to joining Searle in a business capacity, he served as a Senior Research Biochemist, Project Manager at Abbott Laboratories (NYSE: ABT) in the Diagnostic Division from 1990 to 1993.  Dr. Taylor’s career has blended his scientific and business experience, building from his formal education, having earned both a Ph.D. at Georgetown University, School of Medicine and an MBA from the University of Chicago, Booth School of Business.

A copy of the Registrant’s press release regarding the appointment of Dr. Taylor as President, CEO and a director is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)         Exhibits.

99.1           Press release dated September 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of September 2009.
                    APPLIED NEUROSOLUTIONS, INC.

                    By:               /s/David Ellison
                    Name:  David Ellison
                    Title:    Chief Financial Officer

Applied NeuroSolutions Appoints Craig Taylor, as President & CEO

Former Abbott Scientist and Searle Business Executive to Lead the Company

Vernon Hills, IL September 1, 2009 - Applied NeuroSolutions, Inc. (OTC BB:APSN, www.AppliedNeuroSolutions.com), a biotechnology company focused on the development of products for the early diagnosis and treatment of Alzheimer’s disease (“AD”), today announced the appointment of Craig S. Taylor, Ph.D. as its President, CEO and a member of its Board of Directors, replacing Ellen R. Hoffing  who stepped down as President and CEO on August 28, 2009 (but who will remain our Chairman of the Board).

Dr. Taylor is an accomplished healthcare executive with a broad range of leadership experience including the following areas: diagnostic and drug development, alliance management, licensing and project management.  Prior to his tenure at Adams Street Partners, LLC where he was Partner, Direct Venture Capital Investments, Dr. Taylor served as Associate Director of Business development for G.D. Searle (now part of Pfizer).  Prior to joining Searle in a business capacity, he served as a Senior Research Biochemist, Project Manager at Abbott Laboratories (NYSE: ABT) in the Diagnostic Division.  Dr. Taylor’s career has blended his scientific and business experience, building from his formal education, having earned both a Ph.D. at Georgetown University, School of Medicine and an MBA from the University of Chicago, Booth School of Business.

Commenting on the appointment, Ellen Hoffing, APNS Chairman of the Board said, “We are pleased to welcome Craig to APNS and are confident that he has the technical and business skill sets to lead APNS through our next stage of serum diagnostic development and pharmaceutical partnering.  His hands on background in diagnostics, licensing and project management, directed at developing and commercializing both diagnostic and pharmaceutical products, should be extremely valuable as we continue advancing our serum diagnostic program, and the related licensing and partnership arrangements, towards commercial success.

In reaction to his new role Craig added, “I am excited to be joining APNS with its promising portfolio of innovative technologies focused on improving the lives of people suffering from Alzheimer's disease.  I look forward to working with Eli Lilly and Company on our drug development collaboration and to continue advancing the Company’s serum diagnostic development program to commercialization.”

About Applied NeuroSolutions:

Applied NeuroSolutions, Inc. (OTC BB:APSN - News) is developing diagnostics and therapeutics to detect and treat Alzheimer's disease (AD) building on discoveries originating from the Albert Einstein College of Medicine.  Applied NeuroSolutions is in a collaboration with Eli Lilly and Company to develop novel therapeutic compounds to treat the progression of AD.  For its diagnostic pipeline, Applied NeuroSolutions is focused on both serum and cerebrospinal fluid (CSF) tests to detect AD at a very early stage.  The CSF based P-Tau 231 test now being offered for use in clinical trials can effectively differentiate AD patients from those with other neurological diseases that have similar symptoms. There is currently no FDA approved diagnostic test to detect AD.  Alzheimer's disease currently afflicts over five million Americans, and the world market for AD therapy is currently estimated to be nearly 30 million patients.  For more information, visit www.AppliedNeuroSolutions.com

Contact:
Applied NeuroSolutions, Inc.
David Ellison, CFO, 847-573-8000

This press release contains forward-looking statements. Applied NeuroSolutions wishes to caution the readers of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, the risks associated with new product development and commercialization, clinical trials, intellectual property, regulatory approvals, potential competitive offerings, and access to capital. For further information, please visit the company's website at www.AppliedNeuroSolutions.com , and review the company's filings with the Securities and Exchange Commission.

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